[LETTERHEAD OF DIXON ODOM PLLC]

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Crescent Financial Corporation

We consent to the incorporation by reference in the Registration Statement of Crescent Financial Corporation on Form S-8 of our report dated January 31, 2003 for the years ended December 31, 2002 and 2001.

/s/    DIXON ODOM PLLC

Sanford, North Carolina

September 2, 2003